Dated the 21st day of August, 1990.

                    -----------------------------------------



                              BOREAL LICENSING INC.

                                     - and -

                             ROFIN SINAR LASER GmbH




                    -----------------------------------------

                              INTERNATIONAL LICENSE

                                    AGREEMENT

                    -----------------------------------------




                             CRUICKSHANK, KARVELLAS,
                               LAYTON & CONNAUTON
                            Barristers and Solicitors
                           Patent and Trademark Agents
                          #300 Albrumac Business Centre
                                8657 - 51 Avenue
                            Edmonton, Alberta T6E 6A8
                                     CANADA

                           #1500, Bow Valley Square IV
                                250 - 6th Avenue
                            Calgary, Alberta T2P 3H7
                                     CANADA

                         SOLICITOR'S FILE: 9685-01/MPJK
                                   4441F/0047I

                       I N D E X   O F   A R T I C L E S
                       ---------------------------------

ARTICLE                             DESCRIPTION                                                         PAGE NO.
-------                             -----------                                                         --------
ARTICLE I             DEFINITIONS...........................................................................2
ARTICLE II            LICENSE GRANT.........................................................................4
ARTICLE III           TERM OF AGREEMENT AND TERMINATION.....................................................6
ARTICLE IV            ROYALTIES, PAYMENTS AND CHARGES.......................................................7
ARTICLE V             DELIVERY.............................................................................11
ARTICLE VI            TECHNICAL SUPPORT BY BOREAL..........................................................11
ARTICLE VII           RELATED PATENTS......................................................................11
ARTICLE VIII          PROSECUTION OF THE CORRESPONDING PATENTS.............................................12
ARTICLE IX            WARRANTY OF NO INFRINGEMENT CLAIMS BY THIRD
                      PARTIES..............................................................................12
ARTICLE X             INFRINGEMENT OF THE LICENSED PATENTS.................................................13
ARTICLE XI            DENTAL LASER SYSTEM JOINT DEVELOPMENT................................................13
ARTICLE XII           OWNERSHIP OF LICENSED PATENTS, PROPRIETARY AND
                      CONFIDENTIAL INFORMATION ............................................................14
ARTICLE XIII          EVENTS OF DEFAULT:  REMEDIES.........................................................14
ARTICLE XIV           RECORDS, REPORTS AND AUDITS..........................................................15
ARTICLE XV            PATENT MAINTENANCE...................................................................15
ARTICLE XVI           GENERAL PROVISIONS...................................................................15
                      EXECUTION............................................................................19

                         INTERNATIONAL LICENSE AGREEMENT
                         -------------------------------

         THIS INTERNATIONAL LICENSE AGREEMENT made effective as of this 1st day of July, 1990.

BY AND BETWEEN:

                    BOREAL LICENSING INC., a corporation organized and existing under the laws of the Province of Alberta, and having a principal place of business at 10328 - 133 Street, Edmonton, Alberta, Canada, T5N 1Z9 (herein called "Boreal"),

                                     - and -

                    ROFIN SINAR LASER GmbH, a corporation organized and existing under the laws of West Germany, having a principal place of business at Berzeliusstrasse 87, P.O. Box 740360, D-2000 Hamburg 74, West Germany, (herein called "Rofin"),

WHEREAS:

A. Dr. John Tulip has invented a certain laser technology described in United States Patent #4,719,639, Carbon Dioxide Slab Laser, issued January 12, 1988, relating to the design of a carbon dioxide slab laser as described in said patent;

B. Dr. John Tulip has also effected corresponding patent applications in Canada, Japan and Europe.

C.   Boreal Laser Inc. has acquired by assignment from Dr. John Tulip his entire
right,  title  and  interest  to  said  patent  and  the  corresponding   patent
applications.

D. Dr. John Tulip has invented certain additional technology related to the design of carbon dioxide slab lasers related to said patent which he wishes to protect by means of patent applications in the United States, Canada, Japan, Europe, and in other jurisdictions.

E. Boreal Laser Inc. has acquired by assignment from Dr. John Tulip his entire right, title and interest to said related patents including the right to make applications therefore in any patent office.

F. Boreal Laser Inc. has granted an exclusive license to Carl Zeiss Canada Limited ("Zeiss") under the said patent and corresponding patents for medical, scientific and veterinary applications only.

G. Except for the Zeiss Agreement, Boreal Laser Inc. has granted the sole and exclusive right to license the said patent, corresponding patents and additional related technology to Boreal which right includes the right to grant the present license to Rofin including the right of sublicense as granted hereunder to Rofin.

H. Rofin wishes to acquire an exclusive license to make, use and sell laser units as come within the scope of the said patent, corresponding patents and related patents for industrial applications, certain dental applications and certain military or aerospace applications as more specifically set out herein but excluding any license to make, use or sell any such laser units for medical, scientific and veterinary applications.

I. Boreal is desirous of granting an exclusive license to Rofin to make, use and sell laser units as come within the scope of the said patent, corresponding patents or any related patents on the terms set out herein and represents that it is entitled to grant such exclusive license.

J.   Rofin is desirous of undertaking  responsibility for the manufacture,  use,
marketing,   sale,  installation  and  servicing  of  the  laser  units  in  the
Territories as set out herein.

K. Rofin represents that it has sufficient facilities, resources and personnel in the Territories to properly and adequately manufacture, use, market, sell, install and service the laser units within the Territory, and to perform its obligations under this Agreement, and is not precluded by any existing arrangement, contractual or otherwise, from entering into this Agreement.

L. Boreal and Rofin wish to formalize their preliminary agreement made April 25, 1990 and attached hereto as Exhibit "B".

     NOW THEREFORE, for and in consideration of the covenants and premises herein recited, it is understood and agreed as follows:



                             ARTICLE I DEFINITIONS
                             ---------------------

1.01        In this Agreement including this Article:

      (a) "Affiliated Company" shall mean and include any company or legal entity at least twenty-five (25%) percent of whose outstanding equity or equity stock is now or hereafter owned or controlled by Rofin, either directly or indirectly; Siemens Aktiengesellschaft, Munich, West Germany; and any company or other legal entity at least fifty (50%) percent of whose outstanding equity or equity stock is now or hereafter owned or controlled by Siemens Aktiengesellschaft. A company or other legal entity shall be deemed to be an affiliated company only so long as such ownership or control exists as herein described.

      (b) "Arm's Length" shall mean a relationship between Rofin and a customer under which the customer is not an Affiliated Company of Rofin nor under the legal, actual or financial control, directly or indirectly, of Rofin.

      (c) "Base Royalty Product" shall mean all components making up the Laser Unit constituting the complete laser light producing system (from socket to beam) including the laser head and power supply and any replacement laser tubes, but specifically excluding the controls or other parts for repairs.

      (d) "Corresponding Patents" shall mean applications for letters patent corresponding to the subject matter of the Patent filed in the patent offices in Canada, Europe and Japan.

      (e) "Laser System" or "Laser Systems" shall mean apparatus, product or device containing one or more Laser Units and including one or more of the Base Royalty Product and also including any controls, housing, stand and instrumentation for the operation of the apparatus, product or device.

      (f) "Laser Unit" or "Laser Units" shall mean an apparatus, product, device or process as comes within the scope of the Licensed Patents and which, except for this License, would constitute an infringement of any one or more valid, unexpired claim of any Licensed Patents granted and issued in any country where such Laser Unit or Laser Units are either manufactured, used, or sold and includes any replacement laser tubes.

      (g) "Licensed Patents" shall mean the Patent, all Corresponding Patents and any Related Patents or any of them.

      (h) "Minimum Annual Royalties" shall mean the minimum performance requirements set forth in Article IV, which Rofin acknowledges are reasonable.

      (i) "Net Sales" shall mean that proportion of the net amount of monies or equivalent received by Rofin from the Sale of Base Royalty Product to a third party with whom Rofin deals at Arm's Length, excluding sales taxes, turn-over or transfer taxes, import, export and excise taxes, custom duties, discounts actually allowed to the customer, shipping costs, packaging costs, and returns for credit attributable to the Base Royalty Product. Where Rofin carries out Sales to a party with whom it does not deal at Arm's Length, then the Net Sales shall be based on the price charged to the customers of such third party by the party with whom Rofin does not deal at Arm's Length except where such customer does also not deal at Arm's Length with Rofin in which case the price established in an open market between Rofin and a party with whom Rofin does deal at Arm's Length shall determine the Net Sales Price.

      (j) "Patent" shall mean United States Patent No. 4,719,639 issued January 12, 1988, a copy of which is attached as Exhibit "A" to this Agreement, including any counterpart, subsidiary, re-issue or continuation thereof.

      (k) "Related Patents" shall mean all patents which issue with a subject matter related to the Patent resulting from a patent application henceforth filed by or on behalf of Boreal for which Rofin (or another Licensee of Boreal) undertakes to and does pay prosecution fees and attorney expenses or undertakes to pay prosecution fees and attorney expenses in the event another licensee of Boreal who was making payments of such fees and expenses ceases making such payments.

      (l) "Sale" or "Sales" shall mean all sales, licensing, leasing, rental, barter, trade or other exchange of Laser Units or Laser tubes for valuable consideration and which will be or can be measured in money or money's worth terms.

      (m)   "Sell" or "Sells" shall mean to make Sales.

      (n)   "Sold" shall mean to have made Sales.

      (o) "Territory" shall mean the geographical area or areas related to each licensed application as set forth in this Agreement.

                            ARTICLE II LICENSE GRANT
                            ------------------------

            INDUSTRIAL APPLICATIONS
            -----------------------

2.01 Boreal hereby grants to Rofin, and Rofin hereby accepts, subject to the terms and conditions provided in this Agreement, a world-wide exclusive license under the Licensed Patents of Boreal to make, have made for its account, use, and Sell Laser Units intended or sold for industrial laser application throughout the world. The parties understand the term industrial applications shall comprise but not be limited to the following examples of laser technology application: cutting, welding, scribing, drilling, surface treatment, soldering, brazing, marking and engraving, melting, vaporizing, material analyzing, material testing, measuring technology heating of material, hot machining, removing of material, forming of layers on material, alloying, dispersing, hardening of material, curing of plastic material.

            MILITARY AND AEROSPACE APPLICATION IN EUROPE
            --------------------------------------------

2.02 Boreal hereby grants to Rofin, and Rofin hereby accepts, subject to the terms and conditions provided in this Agreement, an exclusive license under the Licensed Patents to make, have made for its account, use, and Sell Laser Units intended and sold for military or aerospace laser applications to customers based in Europe only. Boreal shall retain all rights in relation to military and aerospace customers based other than in Europe.

            DENTAL APPLICATIONS OUTSIDE NORTH AMERICA
            -----------------------------------------

2.03 Boreal hereby grants to Rofin, and Rofin hereby accepts, subject to the terms and conditions provided in this Agreement, an option to obtain an exclusive license under the

Licensed Patents to make, have made for its account, use, and Sell Laser Units intended and sold for dental laser applications outside of North America only.

            DENTAL APPLICATIONS IN NORTH AMERICA
            ------------------------------------

2.04 Boreal hereby grants to Rofin, and Rofin hereby accepts an option to obtain an exclusive license under Licensed Patents, to Sell Laser Units intended and Sold for dental laser applications in North America, subject to the terms and conditions provided in this Agreement. If the option is exercised by Rofin, the license for Rofin to Sell Laser Units in North America only regarding dental laser applications shall apply to Laser Units made outside of North America in the event and only to the extent Boreal or a company affiliated with or subsidiary to Boreal is unable to fulfill the Sales demand of Rofin for such Laser Units for dental applications in North America.

            SUBLICENSING
            ------------

2.05 Rofin may in accordance with the provisions of this Article 2.05, at its option, sublicense the benefits and burdens of this License Agreement to an Affiliated Company. Furthermore, Rofin may sublicense the benefits and burdens of this license agreement to other parties subject to the prior written approval or Boreal which approval shall not be unreasonably withheld. Rofin shall cause any sublicensee to comply with all relevant obligations under this Agreement and inform Boreal about the sublicense. Rofin shall continue to be responsible to Boreal for compliance by such sublicencee with the provisions of this Agreement. Specifically, Rofin shall be responsible for payment of royalties or other payments to be made in accordance with the terms of this Agreement whether arising from activities of Rofin or from any sublicensee of Rofin. While the parties contemplate that Rofin shall be responsible for any sublicensee's compliance with the terms of this License Agreement including particularly payment of royalties as contemplated herein, Rofin shall not be responsible for any damages resulting from breach of the terms of the sublicense agreement by a sublicensee. In the event of such breach, Rofin shall take immediate steps to enforce the terms of the sublicense agreement or terminate the sublicense as appropriate and will inform Boreal of the steps it is taking in this regard.

            MEDICAL, SCIENTIFIC OR VETERINARY APPLICATIONS
            ----------------------------------------------

2.06 This Agreement does not include, and Rofin shall not by virtue of this Agreement obtain, the right to make, use, market or sell in any manner whatsoever any Laser Units for any medical, scientific or veterinary applications.

            EXCLUSIVE LICENSEE
            ------------------

2.07        Except as set out in Article II, Boreal shall not appoint additional
Licensees:

      (a)   Within the world for industrial applications; or

      (b) For use, manufacture or Sales to military and aerospace applications customers in Europe; or

      (c) Outside of North America, subject to Article 2.03 herein, for dental applications, if Rofin exercises its option in Article 2.03 herein; or

      (d) In North America, subject to Article 2.04 herein, for dental applications, if Rofin exercises its option in Article 2.04 herein;

during the term of this Agreement for any of the Licensed Patents while this Agreement remains in full force and effect with respect to such Licensed Patents. Rofin hereby expressly acknowledges and agrees that this Agreement places no restrictions on Boreal's right to use, market, distribute, license or Sell any Laser Units outside the specific Territories or applications specified herein to or for the benefit or use by Boreal or any third party Boreal may select at its sole discretion.

            RESPECT FOR TERRITORY LICENSED
            ------------------------------

2.08 Subject to the grant of license to Rofin herein, Rofin shall have no right to make, use, market or Sell in any manner whatsoever any Laser Units for applications not specifically licensed to Rofin herein and specifically:

      (a) No license for military and aerospace applications other than in Europe; and

      (b) Unless Rofin exercises its option in Articles 2.03 and 2.04 herein, no dental applications whatsoever.

            ARTICLE III TERM OF AGREEMENT AND TERMINATION
            ---------------------------------------------

3.01 Upon execution by Boreal and Rofin, the term of this Agreement shall be effective as of July 1, 1990 and shall continue in force until terminated by the agreement of the Parties or unless terminated earlier pursuant to the provisions herein.

3.02 The rights granted to Rofin under this Agreement may be terminated in their entirety by Boreal at any time following the occurrence of any Event of Default, as defined in Article XIII herein. The rights granted to Rofin under this Agreement shall be deemed terminated sixty (60) days after a written notice of such default is provided pursuant to paragraph 16.09 and which default remains unresolved.

3.03 Upon termination, for any reason, or expiration of the rights granted to Rofin under this Agreement, Rofin will immediately cease any use, manufacture or Sale of Laser Units except that:

      (a) Rofin shall be entitled to service or repair Laser Units previously sold to customers even after such termination or expiration;

      (b) Rofin shall be entitled to complete any written, signed and binding contractual obligations which Rofin had entered into prior to notice of the termination or expiration, but only if:

            (i) Rofin informs Boreal of the nature of the contract and number of Laser Units involved; and

            (ii) pays to Boreal all of the royalties payable in respect of such Laser Units; and

      (c) Such Laser Units as have been manufactured by Rofin prior to notice of termination or expiration may be sold by Rofin subject to payment of the royalties contemplated herein to Boreal.

3.04 In the event of termination of this Agreement or of Rofin's rights under this Agreement, Rofin will pay to Boreal within sixty (60) days thereof all sums due and owing to Boreal under this Agreement. Pursuant to the provisions of paragraph 3.03, Rofin performs any written, signed and binding contractual obligations or sells laser units manufactured prior to notice of termination or expiration then Rofin shall pay to Boreal all sums due and owing to Boreal and contemplated under this Agreement in respect of those transactions in the time frames contemplated under this Agreement and shall provide Boreal with the reports contemplated under this Agreement in respect of such transactions.

3.05 Any rights of use of the Laser Units Sold by Rofin to a third party prior to expiration or termination of this Agreement shall continue in full force notwithstanding such expiration or termination, provided that such Laser Units were Sold to such third party and Boreal has been paid any amounts due to Boreal in relation to such Sales.

3.06 Upon termination or expiration of the rights granted to Rofin under this Agreement for any reason, each party agrees to continue its cooperation and to effect an orderly termination of the relationship. Rofin will immediately cease holding itself out or presenting itself as having the right to make, use, market or Sell Laser Units (except for Laser Units already manufactured by Rofin which Rofin is entitled to sell also after termination) and will fully report to Boreal concerning the status of negotiations with potential customers and the status of services Rofin is obligated to provide existing customers.

3.07 The covenants contained in this Article III shall survive the termination or expiration of this Agreement or termination of the rights granted to Rofin under this Agreement.

3.08        Unless  sooner  terminated  in  accordance  with the  provisions  of
Article III herein, this Agreement shall subsist and continue in force for so long as any of the Licensed Patents is valid and subsisting.

                   ARTICLE IV ROYALTIES, PAYMENTS AND CHARGES
                   ------------------------------------------

4.01 In consideration of the license granted hereunder, Rofin agrees to make payments to Boreal in accordance with the following schedule. In this schedule the designation "$" herein means Canadian dollars and the designation "DM" means West German marks or equivalent amount converted into European currency units ("ECU") at such time as ECU become the sole legal tender for the Federal Republic of Germany (regardless of by what name that nation state shall be known in the future) with such conversion occurring at the then official published rate of exchange of DM or ECU. The rate of exchange to be applied in the transactions contemplated in this Article shall be that rate of exchange prevailing on the last day of the quarter (when the quarterly calculation is made).

                    TIME PERIOD                                                   PAYMENT
                    -----------                                                   -------

July 1, 1990-June 30, 1992                            In  consideration  of  the  exclusive  nature  of  the  license
                                                      granted   hereunder   Rofin   shall  pay   Boreal  the  sum  of
                                                      $360,000.00 for purchase of those  exclusive  rights subject to the terms  hereof by making  payments  of  $15,000.00  for each month  thereof  payable  on or before the last day of each such month.

July 1, 1992-December 31, 1993                        Rofin  shall pay Boreal a royalty of 4% of the Net Sales  price of each  Base  Royalty  Product,  manufactured  or Sold in such countries  where the  Licensed  Patents are valid and issued to the  extent the gross  revenues  of such Base  Royalty  Product
                                                      Sales   based  upon   cumulative   Net  Sale   prices   exceeds
                                                      $750,000.00  during  July  1,  1992  to  December  31,  1992 or
                                                      $1,500,000.00 during January 1, 1993 to December 31, 1993.

January 1, 1994-December 31, 1998                     Rofin  shall pay Boreal on  quarterly  basis a royalty of 4% of the Net Sales price of such Base Royalty Product,  manufactured or Sold in such countries where the Licensed  Patents are valid and  issued.  The  royalty  amount on an annual  basis  paid to
                                                      Boreal  shall not be less  than  $180,000.00  annually.  If the royalty amount paid is less than $180,000.00  annually,  Boreal shall have the  right,  subject  to the  provisions  of Article
                                                      4.08, to notify Rofin in writing that its license  rights under the patents shall be converted from exclusive to  non-exclusive license  rights and the  License  Agreement  shall  continue on such basis.

January 1, 1999 - termination                         Rofin shall pay Boreal on a quarterly  basis a royalty of 3% of the Net Sales price of Base Royalty  Product,  manufactured  or
                                                      Sold in such  countries  where the  Licensed  Patents are valid and issued based upon cumulative  annual Sales of such units up to  20,000,000  DM; 2% based upon Sales of  20,000,000 DM up to and  including  60,000,000  DM;

                                                      and 1% based upon Sales over  60,000,000 DM. The annual royalty payments  during this period  shall be equal to or greater than
                                                      $180,000.00 annually or Boreal shall have the right, subject to the  provisions of Article 4.08, to convert the license  rights granted  to  Rofin  from  exclusive  to  non-exclusive  and the
                                                      License Agreement shall continue on such basis.


4.02 "The Minimum Annual Royalties" for the applicable times of this Agreement shall be:

TIME PERIOD                              MINIMUM ANNUAL ROYALTIES APPLICABLE
-----------                              -----------------------------------

July 1, 1990 to                          There is no minimum annual royalty
December 31, 1993                        applicable to this period.

January 1, 1994 to                       $180,000.00 annually
December 31, 1998

January 1, 1999 to termination           $180,000.00 annually

4.03 In addition to any records and reports to be submitted by Rofin to Boreal pursuant to Article XIV, Rofin shall notify Boreal ninety (90) days after the end of each quarter of the total royalties due to Boreal for the preceding quarter and shall supply Boreal with a detailed report as set forth in Article
XIV. The exchange rate to be used in calculations to determine contributions to the Minimum Annual Royalties shall be that rate prevailing on the last day of the calendar quarter in which Rofin invoiced its customers or distributors. If Rofin shall fail to pay Boreal within ninety (90) days after the end of each quarter, Rofin shall pay interest on amounts owed to Boreal at a rate of eight (8%) percent per annum calculated on a daily basis for each day payment is delayed from the date payment was first due to Boreal. Amounts received by Boreal hereunder shall first be credited against any unpaid interest accrued pursuant to this paragraph 4.03, and accrual of such interest shall be in addition to and without limitation of any and all additional rights or remedies which Boreal may have hereunder or at law or in equity. Notwithstanding the reporting contemplated in this paragraph 4.03, Rofin shall make monthly payments to Boreal of at least 1/12th the Minimum Annual Royalties applicable for the period with a quarterly accounting and adjustment for such monthly prepayment of royalties. Such monthly payments shall be on the basis of 1/12th of the previous year's Minimum Annual Royalty applicable.

4.04 Rofin shall make all payments to Boreal by wire transfer according to the following instructions unless notified in writing to the contrary by
Boreal:

                  Pay to:                   Boreal Licensing Inc.
                                            Canadian Dollar Account No. 13-04119
                                            Canadian Imperial Bank of Commerce
                                            10102 Jasper Avenue
                                            Edmonton, Alberta, CANADA

4.05 All costs incurred by Boreal at the request of Rofin with respect to promotion, installation and support of the Licensed Patents, including but not limited to travel, accommodation and living expenses, shall be borne by Rofin.

4.06 Rofin shall apply diligent efforts, subject to applicable laws and regulations, to secure the transfer and conversion of the royalties payable in the equivalent of Canadian dollars. If the conversion into and remittance of the Canadian dollar equivalent in any such instance is not lawful, Rofin shall cause the payment of such royalty to be made by the deposit thereof in the currency of the country to the credit and account of Boreal or its nominee in any commercial bank or trust company of Boreal's choice located in that country.

4.07 In the event that a withholding or other tax is imposed on a royalty due hereunder, the amount of royalty payment shall be the amount due less the amount of such tax actually paid by Rofin on Boreal's behalf. Rofin shall furnish Boreal copies of all official receipts at least annually for any such taxes and charges deducted from payments hereunder and shall cooperate with Boreal in any claim made by Boreal for recovery of any such withholding tax or other related taxes.

4.08 If at the end of each year of the Agreement Rofin has not paid to Boreal Royalties in an amount at least equal to the Minimum Annual Royalty for that year, then Rofin shall at its sole discretion within ninety (90) days of the end of said year either pay to Boreal an amount equal to the difference between the aggregate amount of Royalties paid to Boreal and the Minimum Annual Royalty for said year (the "Royalty Shortfall") or notify Boreal that such payment will not be made and that Boreal has the immediate right to terminate the exclusive nature and rights under this Agreement.

4.09 Rofin hereby agrees to meet the Minimum Annual Royalty within each of the time periods specified herein. Any Sales credited in any calendar year toward satisfaction of the Minimum Annual Royalty cannot, however, be credited again in the following year toward the satisfaction of the Minimum Annual Royalty.

4.10 In the event that Boreal does convert this License Agreement or any grant of license herein, from an exclusive right to a non-exclusive right, pursuant to this Article IV, and shall then grant to a third party a further non-exclusive license of such rights as are covered by this License Agreement under royalty conditions (rate, basis and method of calculation) more favourable than those contained in this License Agreement, Rofin shall, at its option, have the benefit of such more favourable conditions from the effective date of such other non-exclusive license.

4.11 In the event that on final appeal a Court of competent jurisdiction holds that essential claims of the Licensed Patents are invalid, the parties shall review the overall impact of that decision and shall agree upon an adjustment of the royalties payable herein. Failing such agreement, the parties shall submit the resolution of this matter to arbitration as contemplated under this Agreement and provide the arbitrators with all such information as they may find necessary or desirable in an effort to establish such adjusted royalty amounts.

                              ARTICLE V   DELIVERY
                              --------------------

5.01 Boreal will ship or otherwise deliver to Rofin one complete set of the Licensed Patents.

                    ARTICLE VI   TECHNICAL SUPPORT BY BOREAL
                    ----------------------------------------

6.01 Boreal shall, on request of Rofin, provide during the term of this Agreement consulting services, training and technical support with respect to the licensed subject matter, which support may include but not be limited to assistance in the use, manufacture or sale of Laser Units and Boreal shall provide the consulting, training and technical support with regard to the licensed subject matter required under this Agreement at Boreal's normal consulting rate to Rofin. Rofin shall also be responsible for any travel, accommodation and reasonable living expenses of Boreal's personnel providing any such consulting, training or technical support services to or for Rofin.

                         ARTICLE VII   RELATED PATENTS
                         -----------------------------

7.01 Dr. John Tulip has made or may make additional inventions directly related to the field of slab gas lasers and directly related to the applications licensed to Rofin hereunder, the licensing rights to which have been acquired by Boreal ("Related Inventions"). Boreal is entitled to all licensing rights for such Related Inventions and Related Patents which issue. This Agreement does not affect any inventions of Dr. John Tulip not related to the field of slab gas lasers. Boreal wishes to make application for letters patent in the appropriate patent offices in the United States of America, Canada, Japan, Europe and elsewhere in respect of such Related Inventions on the basis set out in this
Article VII.

7.02 Boreal agrees to disclose in confidence the specification, draft of proposed claims and related technical information for any Related Inventions to Rofin for review by Rofin. Rofin agrees to maintain in confidence and not disclose to any third party nor use for any purpose except as contemplated herein any such confidential information as has been disclosed hereunder to Rofin by or on behalf of Boreal.

7.03 For all Related Inventions made by Dr. John Tulip before the Effective Date of this Agreement and for one (1) year thereafter and if Rofin wishes to benefit from the inclusion of such Related Inventions in and as part of its exclusive rights and license under this Agreement, then Rofin shall reimburse to Boreal the drafting, filing, prosecution costs and attorneys' fees paid by Boreal in respect of such Related Inventions. To the extent that Rofin does pay such costs and fees to Boreal, then any patent which issues in relation to any Related Invention covered by this Article 7.03 and for which such payments have been made by Rofin shall be included in and form part of the Related Patents subject to the same terms as in this License Agreement including any restrictions on scope of application.

7.04 For all Related Inventions made by Dr. John Tulip more than one (1) year after the Effective Date of this Agreement which Rofin wishes to be included in and as part of its exclusive rights and license under this
Agreement, then Rofin and Boreal shall come to mutually agreeable terms on consideration or compensation to Boreal for such rights. Boreal contemplates that consideration or compensation which may be satisfactory to it may include cash payments, cross licensing of Rofin technology or that of Affiliated Companies and payment of drafting, filing, prosecution costs and attorneys' fees in respect of patent applications for such Related Inventions. To the extent that Rofin and Boreal do come to mutually acceptable terms, then any patent which issues in relation to such Related Inventions covered by this Article 7.04 and for which Boreal has received its compensation or consideration pursuant to the agreement Rofin, shall be included in and form part of the Related Patents subject to the same terms as in this License Agreement including any restrictions on scope of application.

7.05 From time to time Boreal may wish to incur drafting, filing and prosecution costs and attorneys' fees for any applications for letters patent of Related Inventions referred to in Article 7.03. To the extent that Zeiss pays or agrees to pay such costs and fees then Boreal shall not submit a request to Rofin for payment of such costs and fees and, nevertheless, Rofin shall be entitled to benefit from the inclusion of any such patent for any such Related Invention which issues, as part of the Related Patents in this Agreement and subject to the same terms as in this License Agreement including any restrictions of scope of application. In the event that, for any reason, Zeiss fails to or refuses to pay such costs and fees, Boreal shall immediately inform Rofin and Rofin shall, at its option, have the right to pay such costs and fees and thereby benefit from inclusion of any such patents which issue as part of the Related Patents herein subject to the same terms as in this License Agreement including any restrictions of scope on application.

            ARTICLE VIII   PROSECUTION OF THE CORRESPONDING PATENTS
            -------------------------------------------------------

8.01 Boreal shall continue to prosecute the Corresponding Patent applications and shall consult with Rofin in respect of any decisions which may affect the validity, enforceability or strength of any of the Corresponding Patents which may issue. Rofin agrees to reimburse Boreal's prosecution costs and attorneys fees for prosecution of any of the Corresponding Patents incurred after July 1, 1990.

        ARTICLE IX   WARRANTY OF NO INFRINGEMENT CLAIMS BY THIRD PARTIES
        ----------------------------------------------------------------

9.01 Boreal and Rofin agree that reasonable legal expenses and costs in the defence of an infringement suit brought against Rofin and based solely upon the licensed subject matter shall be shared equally by Rofin and Boreal, although Rofin shall have the exclusive right to control such litigation and Boreal's contributions shall be subject to the maximum amount of payments received by Boreal under this License Agreement.

9.02 Rofin shall keep Boreal fully informed as to the progress of the action, prospects for settlement and other matters relevant to any such action.

9.03 To the extent damages or costs are recovered by Rofin in such a suit, Rofin shall reimburse Boreal on a pro-rata basis up to the amount of Boreal's contribution.

9.04 Boreal has no input or control over the ultimate design of Laser Systems or Laser Units manufactured by Rofin under this Agreement and therefore Boreal shall have no responsibility arising from any claim based on, in whole or in part, the design, quality of manufacture or related to the Sale, marketing or installation of Laser Units as contemplated under this Agreement.

               ARTICLE X   INFRINGEMENT OF THE LICENSED PATENTS
               ------------------------------------------------

10.01 Rofin shall have a right to bring, maintain and settle patent infringement suits under the Licensed Patents against third parties. The costs and legal expenses of such a suit shall be borne by Rofin when Rofin brings the lawsuit. Boreal agrees to join any such lawsuit brought by Rofin at Rofin's expense. Boreal or Dr. John Tulip will assist and cooperate with Rofin in any such lawsuit, as requested by Rofin with Rofin to pay the reasonable expenses of Boreal or Dr. John Tulip incurred in connection with such assistance.

10.02 Subject to the prior written approval of Rofin (which approval may not be unreasonably withheld), Boreal shall have the right to bring, maintain and settle patent infringement suits under the Licensed Patents against third parties. The costs and legal expenses of such a suit shall be borne by Boreal when Boreal brings the lawsuit. Boreal will permit Rofin to be named as a party to any lawsuit brought by Boreal. Rofin will assist and cooperate with Boreal in any such lawsuit, as requested by Boreal, with Boreal to pay the reasonable expenses of Rofin incurred in connection with such assistance.

10.03 To the extent damages are recovered in a patent infringement suit under the Licensed Patents against third parties, the party bringing the lawsuit and paying the costs and legal expenses of such a suit shall have the exclusive right to collect such damages. To the extent that Rofin and Boreal share the costs and expenses of bringing the suit then Boreal and Rofin shall share the damages or other award or settlement payment arising from that lawsuit in the same proportion to which they shared the costs and expenses of bringing the action.

               ARTICLE XI   DENTAL LASER SYSTEM JOINT DEVELOPMENT
               --------------------------------------------------

11.01 If Rofin exercises its options in Articles 2.03 and 2.04, then Boreal and Rofin shall enter into an agreement respecting the joint development of a world-wide standard design for a dental Laser System based on the Licensed Patents. Pursuant to the provisions of the Preliminary Agreement it is contemplated by the parties that such agreement will be executed between the parties or between Boreal or its nominee and the dental division of Siemens AG pursuant to which Siemens AG will be made the exclusive distributor in North America of Laser Systems intended for dental applications which are manufactured by Boreal Laser Inc. or its nominee. The right and option of Rofin in Articles
2.03 and 2.04 may be exercised by Rofin or Siemens AG up to and until December 31, 1990. The parties contemplate that to the extent that Boreal or its nominee is unable to fill the demand of Rofin or the dental division of Siemens AG for such Laser Systems for dental applications in North America, then Rofin or the dental division of Siemens AG shall have the right to sell in North America such Laser Systems intended for dental applications as are made outside of North America required to fill the demand. The parties contemplate that the Joint
Development Agreement will also deal with the terms of the exclusive distribution arrangement as contemplated in this Article.

                  ARTICLE XII   OWNERSHIP OF LICENSED PATENTS,
                  --------------------------------------------
                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                    ----------------------------------------

12.01 Rofin acknowledges that all information and material supplied to Rofin under this Agreement shall remain the sole property of Boreal.

12.02 The parties acknowledge that all information supplied under this Agreement shall remain the sole property of the transmitting party.

12.03 The receiving party will keep confidential the information received from the other party and not use such information for any purposes except as contemplated in this Agreement. This obligation, however, does not apply to information which the receiving party can prove:

      (a)   to be freely available from the public domain;

      (b)   it had owned prior to receipt from the transmitting party;

      (c) to have legally received from a third party without obligation of confidence; or

      (d) to have developed independently from the information developed from the other party.

12.04 Rofin shall be entitled to transmit confidential information received from Boreal under this Agreement to its sublicencees after the sublicencees have bound themselves to the same obligations of confidence as stipulated above. Rofin shall provide Boreal with copies of all contractual or other commitments by such sublicencees in this regard.

                   ARTICLE XIII   EVENTS OF DEFAULT: REMEDIES
                   ------------------------------------------

13.01 The occurrence of any of the following events shall be an "Event of Default" hereunder:

      (a) Rofin fails to satisfy the payment obligations herein with respect to the Licensed Patents or otherwise in any applicable time period; or

      (b) Rofin violates any of the provisions of Article II herein, which paragraph relates to Rofin's licensed applications and specific Territories under Licensed Patents; or

      (c)   Rofin   breaches  its   obligations  of  confidence  in  respect  of
            confidential information provided to Rofin by Boreal pursuant to the provisions of this Agreement; or

      (d) Rofin shall fail to perform or observe any other term, covenant, or agreement contained in this Agreement other than a term, covenant or agreement specified elsewhere in this paragraph 13.01.

13.02 The parties shall not be liable or deemed to be in default for any delay or failure to perform their obligations hereunder if such failure results from an act of God over which the parties have no reasonable control such as hurricane, earthquake, tornado, fire, storm, blizzard, war, civil unrest or terrorist act. The parties shall in no event be liable for loss of profit, goodwill or other special or consequential damages suffered by the other party. Each party's liability for any claim for damages under this Agreement shall be limited to direct damages and shall not exceed the payments which have been paid for the Licensed Patents that are the subject of the dispute.

13.03 Unless otherwise provided herein, the right of either party to terminate this Agreement or any rights granted under this Agreement shall not be affected in any way by its waiver of or failure to take action with respect to any previous default.

                  ARTICLE XIV   RECORDS, REPORTS AND AUDITS
                  -----------------------------------------

14.01 Rofin shall maintain complete, clear and accurate records to enable all payments due to Boreal hereunder to determined.

14.02 Royalty payments to be made as contemplated under this Agreement shall be accompanied by a statement giving information sufficient to determine the Net Sales by Rofin or a Sublicensee as well as the royalty payments due.

14.03 Rofin shall keep written books of account in which it shall record the exact amount of Laser Units manufactured and sold by virtue of this Agreement. Boreal shall have the right by means of an accountant or auditor appointed by it and approved by Rofin (which approval shall not be unreasonably withheld) to inspect these books of account and to examine whether they are consistent with the general accounts of the Licensee. If the parties cannot agree on the appointment of such accountant or auditor, the parties shall accept an accountant or auditor appointed by an association of chartered accountants or certified public accountants. The cost of such inspection and examination shall be borne by Boreal unless an error of greater than 5% of the total royalties due for any payment period is found as a result of the audit or accounting review in which case the cost shall be borne and paid for by Rofin. The right of Boreal to inspect the records and accounts of Rofin or Affiliated Company or other sublicensee shall survive the termination or expiration of this Agreement or the termination of the rights of Rofin under this Agreement for a period of 6 months thereafter.

                        ARTICLE XV   PATENT MAINTENANCE
                        -------------------------------

15.01 Boreal agrees to maintain in force the Licensed Patents in all jurisdictions in which the Licensed Patents have issued by paying maintenance fees. Rofin agrees to reimburse to Boreal the maintenance fees, costs and attorneys fees paid by Boreal in accordance with the provisions of this Article XV after July 1, 1990.

                        ARTICLE XVI   GENERAL PROVISIONS
                        --------------------------------

            COOPERATION OF PARTIES
            ----------------------

16.01 Each party shall give its full cooperation to the other in achieving and fulfilling the terms of this Agreement and to that end each party shall give all consents and information and execute all such documents as may reasonably be required to so fulfill and achieve these purposes, including such as may be required by government laws or regulations.

            NO PARTNERSHIP OR AGENCY
            ------------------------

16.02 Nothing in this Agreement shall be construed to make the parties hereto partners, joint venturers, representatives or agents of each other nor shall either party so hold itself out. All employees, agents, contractors or any other persons employed or retained by Rofin to assist Rofin in the performance of the obligations hereunder shall be solely those of Rofin and have no relationship to Boreal. No representation or act of Rofin or its employees, agents or contracts will be binding upon Boreal.

            ENTIRE AGREEMENT
            ----------------

16.03 This Agreement is made and accepted subject to the stipulations and conditions herein together with such other provisions, agreements or conditions as may be attached hereto. This Agreement (and the Exhibits hereto and any other documents delivered pursuant hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior statements or agreements, written or oral, among the parties with respect to the subject matter hereof.

            AMENDMENT
            ---------

16.04 No amendment, modification, termination, or waiver of any provision of this Agreement (and the Exhibits hereto and other documents delivered pursuant hereto) nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by an authorized representative of both Boreal and Rofin, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            ASSIGNMENT
            ----------

16.05 Rofin may not assign or transfer this Agreement or any interest herein (including without limitation rights and duties or performance) except as set forth in section 2.05.

            CROSS REFERENCE
            ---------------

16.06 To the extent any information required to the furnished in any Exhibit attached hereto is contained in any other Exhibit or document attached hereto or incorporated herein by reference, such information shall be deemed to be included in all such Exhibits in which it is required to be furnished, provided such presentation is not confusing or misleading.

            GOVERNING LAW
            -------------

16.07 This Agreement shall be deemed to be a contract made under the laws of the Province of Alberta and for all purposes shall be governed by and construed in accordance with the laws of said Province.

            WAIVER
            ------

16.08 The failure of either party to exercise any right or option it is granted herein, or to require the performance of any term of this Agreement, or the waiver of either party of any breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such terms or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.

            ADDRESSES FOR NOTICES
            ---------------------

16.09 All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed, telexed (with confirmed answerback), or hand delivered to such party addressed if to Boreal:

            10328 - 133 Street
            Edmonton, Alberta, Canada
            T5N 1Z9
            Fax:  (403) 451-0975

            ATTENTION:  PRESIDENT
            ---------------------

            if to Rofin

            Berzeliusstrasse 87
            P.O. Box 740360
            D-2000 Hamburg 74
            West Germany
            Fax:  494073363160

            ATTENTION:  TECHNICAL DIRECTOR
            ------------------------------

or such other address as shall be designated by such party in a notice to the other party, complying as to delivery with the terms of this paragraph.

            EXECUTION IN COUNTERPARTS
            -------------------------

16.10 This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

            HEADINGS
            --------

16.11 All section and paragraph headings used in this Agreement are for convenience only and shall not effect the construction of this Agreement. All references to gender shall include masculine or feminine, as the case may be. The singular shall include the plural, and the plural shall include the singular.

            ENGLISH LANGUAGE
            ----------------

16.12 This Agreement has been executed in the English Language, and any interpretation or construction of this Agreement shall be based solely on the English language official text.

            EQUITABLE RELIEF
            ----------------

16.13 Notwithstanding any other provision of this Agreement, Rofin expressly agrees that Boreal shall be entitled to apply for and obtain equitable relief (including, without limitation, injunctive relief and specific performance) without any requirement to post a bond as a condition for such relief in any court of competent jurisdiction to prevent a breach of this Agreement but only in cases as are described in Article 13.01(b) or (c) of this Agreement. The final decision, however, shall be made by the arbitration procedures as set out in Article 16.14. The institution of arbitration proceedings shall not be a condition precedent to the exercise of Boreal's rights to equitable relief.

            ARBITRATION
            -----------

16.14 Any differences or disputes arising from this Agreement regarding its performance shall be settled by amicable efforts by both parties. An attempt to arrive at a settlement shall be deemed to have failed as soon as one of the parties to this Agreement so notifies the other party in writing. If an attempt at settlement has failed, and subject to the provisions of Article 16.13, the differences or disputes shall be finally settled under the Rules of Conciliation and Arbitration of International Chamber of Commerce in Paris ("Rules") by three arbitrators appointed in accordance with the Rules. The place of arbitration shall be at such a place as agreed by the parties or if the parties do not agree, at such place selected by the arbitrators other than Canada or West Germany. The procedural law of this place shall apply where the Rules are silent. The arbitral award shall be substantiated in writing. The arbitral tribunal shall decide on the matter of costs of the arbitration.

            COMPLIANCE WITH APPLICABLE EXPORT CONTROLS
            ------------------------------------------

16.15 Rofin agrees to comply with all applicable West German laws, regulations, rulings, or executed orders relating to the exportation or importation of any technology licensed to Rofin in this Agreement. Further, should an export permit be required under the laws of Canada for export of the technology to Rofin contemplated under this Agreement then Rofin will reimburse Boreal's reasonable costs and attorneys' fees to acquire such export permit.

            IN WITNESS WHEREOF the parties hereto have caused their duly authorized officers to execute this Agreement as of the dates and in the places set out below.

EXECUTED this 21st day of               BOREAL LICENSING INC.
August, 1990, in the City of            PER:/S/ Hinrich Martinen
Edmonton, Alberta, Canada                   ------------------------------------



EXECUTED this 31 day of                 ROFIN SINAR LASER GmbH
August, 1990, in Hamburg,               PER:/S/ Johann Goergmaier
West Germany                                ------------------------------------